Hollyoke

                            Lease and Security Agreement

               THIS LEASE AND SECURITY AGREEMENT ("Lease"1) is made and entered into as of the of March, 1997 by and between BUCKLEY NURSING HOME, Massachusetts corporation ("Landlord") and OASIS HEALTHCARE, a Georgia corporation ("Tenant").

                                W I T N E S S E T H:

               WHEREAS, Landlord is the owner of certain real property cornmonly known and numbered as 282 Cabot Street, Holyoke, Massachuseus consisting of approximately 1.097 acres presently irnproved by a skilled care nursing home facility (such facilities, generally, are sometimes referred to herein as a "Nursing Home") licensed for one hundred two (102) beds and all appurtenances thereto, all as more particularly described in Exhibit "A" hereto (the"Facility"), together with certain of the furniture, machinery, equipment, appliances, fixtures, supplies and other personal property used in connection therewith as more specifically described on Exhibit "B " attached hereto ("Landlord Personal Property"). All of the foregoing property owned by the Landlord is sometimes referred to in this Lease, collectively, as the "Premises".

               WHEREAS, pursuant to a certain Guaranty of Lease of even date herewith, latros Health Network, Inc., a Delaware corporation (the "Guarantor") has agreed to guarantee all of Tenant's obligations under this Lease.

               WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord.

               NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

          1. Term.

               1.1 Term. The term of this Lease shall commence on ________ 1997 (the "Commencement Date") and shall end on _______2007
           (the "Initial Term") unless extended pursuant to Section 6.3 or earlier terminated in accordance with the provisions hereof. The Initial Term and the Renewal Term (as hereinafter defined), if any, are referred to collectively as the "Term".

               2. Rent. During the Initial Term and the Renewal Term, if any, Tenant shall pay to Landlord minimum rent ("Minimum Rent") and additional rent ("Additional Rent") as follows:

                   2.1 Initial Term Minimum Rent.


                    2.1.1 Tenant shall pay to Landlord annual Minimum Rent which is equal to (i)
                    $710,750.04 during the first twelve (12) month period of the Initial Term, and (ii)
                    $728,750.04 during the next succeeding twelve (12) month period. All such Minimum
                    Rent (as the same may be adjusted as hereinafter provided) shall be paid in equal monthly installments on the twenty-fifth (25th) day of each calendar month.

                    2.1.2 During the remainder of the Initial Term, annual Minimum Rent shall be equal to $740,022.46.

                    2.1.3 Notwithstanding the foregoing, Tenant may elect to pay a portion of the annual Minimum Rent due Landlord equal to (i) $638,750.04 annually during the first two (2) years of the Initial Term, and
                    (ii) $700,022.46 annually during the remainder of the Initial Term, directly to NHI to be applied to the NHI Indebtedness (as such terms are hereinafter defined). The balance of the Minimum Rent then due from time to time shall be paid to Landlord as provided above.

                   2.2  Initial Term Additional Rent.


                    2.2.1 Commencing with the second (2nd) Lease Year (as defined below) and continuing thereafter during the Initial Term, Tenant agrees to pay Additional Rent to
               Landlord on a quarterly basis in arrears no more than 30 days after the end of each quarter of the Lease Year. Such Additional Rent shall be equal to five percent (5%) of the amount by which the Gross Revenues for the Lease Year through the applicable quarter exceed the prorated Gross Revenues for the applicable portion of the Base Year (as such terms are defined below). On or before the thirtieth
               (30th) day following any Lease Year for which Additional Rent is payable hereunder, Tenant shall deliver to Landlord an Officer's Certificate setting forth the Gross Revenues for the subject Lease Year. If the Additional Rent, as finally determined for any Lease Year (or portion thereof), exceeds the sum of the quarterly payments of Additional Rent previously paid by Tenant with respect to such Lease Year, within five (5) business days after such determination is so made, Tenant shall pay such deficit to Landlord. If the Additional Rent, as finally determined for any Lease Year (or portion thereof), is less than the amount previously paid with respect thereto by Tenant, Tenant shall notify Landlord either to (a) pay to Tenant an amount equal to such overpayment or (b) grant Tenant a credit against Additional Rent or Minimum Rent next coming due in the amount of such overpayment.

                    2.2.2 "Gross  Revenues"  shall  be  calculated
               according to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the Tenant's operation, sublease and/or use of the Premises in any way, excluding (or subtracting therefrom, as the case may be) (i) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (ii) all proper patient billing credits and adjustments according to GAAP relating to health care accounting; (iii) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately; (iv) revenue from professional fees or charges by physicians and unaffiliated providers of ancillary services, when and to the extent such charges are paid over to such physicians or unaffiliated providers or are separately billed and not included in comprehensive fees; and (v) monies received by Tenant on account of capital contributions made by Tenant's shareholders or other owners, loans to Tenant, insurance proceeds or premium refunds and/or condemnation awards relating to the Premises; and (v) other non-operating revenues such as interest income (other than interest income received in connection with late payment of fees or charges assessed by Tenant), investor note payments or income from assets not sold in the ordinary course of business.

                    2.2.3     "Lease  Year" shall be defined as the  twelve
               (12) month periods commencing on January 1st of each calendar year during the Term provided (i) the first Lease Year shall commence on the Commencement Date and end on December 31, 1997, and (ii) the last Lease Year of the Initial Term shall end on the tenth (10th) anniversary of the Commencement Date.

                   2.2.4 The "Base Year" during the Initial Term shall mean the last quarter of calendar year 1997, as such period shall be "annualized" by extrapolation of the Gross Revenues generated during such period to create the equivalent of an annual Gross Revenues amount for purposes of calculating Additional Rent under this Lease.

               2.3 Renewal Term Minimum Rent. The Minimum Rent for the Renewal Term shall be expressed as an annual amount but shall be payable in equal monthly installments on the twenty-fifth business day of each calendar month. Such annual Minimum Rent shall be equal to the greater of (i) the fair market rental value of the Premises as of the expiration of the Initial Term (the '~Fair Market Rent"), as determined by the parties pursuant to the procedure set forth below or (ii) the Minimum Rent in effect as of the last Lease Year of the Initial Term. If Landlord and Tenant are unable to agree on the Fair Market Rent by that date which is 240 days prior to the expiration of the Initial Term, then such Fair Market Rent shall be established by the appraisal process set forth on Exhibit "C" attached hereto. The Fair Market Rent of the Premises as so determined shall be binding upon the parties and must in all cases be finally determined on or before a date which is not less than 180 days prior to the expiration of the Initial Term.



               2.4 Renewal Term Additional Rent. Except during the first Lease Year of the Renewal Term, Tenant shall pay to Landlord Additional Rent in the Renewal Term on a quarterly basis in arrears no more than 30 days after the end of each Lease Year quarter. The Additional Rent for the Renewal Term shall be calculated as provided in Section 2.2 except that the Base Year for the purpose of determining such Additional Rent shall be the first Lease Year of the Renewal Term provided, that in no event shall the sum of Minimum Rent and Additional Rent (the "Total Rent") for any Lease Year of the Renewal Term be less than the Total Rent for the last Lease Year of the Initial Term.

               2.5 Proration for Partial Periods. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.

               2.6 Form for Additional Rent. Tenant shall accompany each payment of Additional Rent with a completed calculation supporting such payment in a form mutually approved by Landlord and Tenant.

               2.7 Absolute Net Lease. All rent payments shall be absolutely net to the Landlord free of taxes, assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intention of the parties hereto. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

          3. Taxes Assessments and Other Charges:


               3.1 Tenant's Obligations. Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including but not limited to real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes) and other assessments levied or assessed against the Premises or any interest therein during the Term, prior to delinquency or imposition of any fine, penalty, interest or other cost. Notwithstanding the foregoing, nothing contained in this Lease shall be construed to require Tenant to pay (a) customary federal or state income taxes based on Landlord's net income (expressly excluding any franchise or business privilege tax assessed with respect to the Premises),
          (b) any tax imposed with respect to the sale, exchange or other disposition by Landlord of the Premises or the proceeds thereof, or (c) except as expressly provided elsewhere in this Lease with respect to the NHI Indebtedness, any principal or interest regarding any mortgage or other encumbrance with respect to the Landlord's interest in the Premises.

               3.2 Proration. At the commencement and at the end of the Term, all such taxes and assessments shall be prorated.

               3.3 Right to Protest. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes or assessments levied against the Premises; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest, Tenant shall diligently and continuously prosecute any such protest at its sole cost and expense and notwithstanding such protest Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest. If Tenant chooses to protest, Landlord will cooperate therewith.

               3.4 Tax Bills. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord, and Tenant, upon paying any such tax bill, shall promptly forward to Landlord evidence of such payment.

               3.5 Other Charges. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

          4. Insurance.

               4.1 General Insurance Requirements . All insurance provided for in this Lease shall be obtained by the Tenant at its sole cost and expense and shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the Commonwealth of Massachusetts, having a general policyholders rating of not less than "A" in the then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord as a so-called "named insured" and NHI as an additional insured and shall be on an "occurrence" basis. In addition, NHI shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 4.2. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the NHI, Landlord and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required hereunder. Certified copies of the policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord and NHI shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than ten (10) days prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within 30 days of the commencement of the Term. Certified copies of the renewal policies or certificates therefore from the insurers evidencing the existence thereof shall be deposited with Landlord not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's request Tenant shall deliver a copy of the complete renewal policy to Landlord within 30 days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord. Notwithstanding any particular amounts specified in this Lease for Tenant's insurance coverage, Landlord shall have the right at any time hereafter to require such higher limits as it may determine in its reasonable discretion are prudent.

               4.2 Fire and Other Casualty. Tenant shall keep the Premises insured against loss or damage from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief or any other risk as is normally covered under an extended coverage endorsement, in the amounts that are not less than the full insurable value of the Premises including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of the Premises, but in no event less than the full insurable value of the Premises from time to time, and together with an agreed amount endorsement, a replacement cost endorsement and a waiver of subrogation endorsement. During any period of construction such insurance shall be on a builder's risk, completed value, non-reporting form (including all risk and extended coverage, collapse, cost of demolition, increased cost of construction and value of undamaged portion of improvements protection). The term "full insurable value" as used in this Lease shall mean the actual replacement value of the Premises (including all improvements) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section 4.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty.

               4.3 Public Liability . Tenant shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, such insurance to include a broad form endorsement and to afford protection to Landlord and Tenant of not less than Three Million Dollars ($3,000,000) per occurrence with respect to bodily injury or death to any one person, and not less than Three Million Dollars ($3,000,000) with respect to property damage.

               4.4 Professional Liability  Insurance. Guarantor  or
          Tenant shall maintain insurance against liability imposed by law upon Guarantor and its Affiliates (including Tenant) for damages on account of professional services rendered or which should have been rendered by Guarantor and Tenant or any person for which acts Guarantor or Tenant is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Three Million Dollars ($3,000,000.00) for each claim.

               4.5 Workers Compensation. Tenant shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by Tenant's employees in the course of their employment.

               4.6 Boiler Insurance . Tenant shall maintain boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than One Million Dollars ($1,000,000) for damage to Premises, bodily injury or death resulting from such perils.

               4.7 Business Interruption Insurance. Tenant shall maintain, at its expense, business interruption and extra expense insurance insuring not less than one (1) year's Minimum Rent.

               4.8 Deductible Amounts. The policies of insurance which Tenant is required to provide under this Lease will not have deductibles or self-insured retentions in excess of Ten Thousand Dollars ($10,000).

          5. Use, Maintenance and Alteration of the Premises.


               5.1 Tenant's Maintenance Obligations.

                   5.1.1 General Facility Maintenance. At its sole cost
               and expense, Tenant will
               keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and lawful order and condition and in substantial compliance with all requirements for the licensing of a Nursing Home in the Commonwealth of Massachusetts and certification for participation in Medicare and Medicaid (or any successor programs) or as otherwise required under all applicable local, state and federal laws.

                    5.1.2 Personal Property . As  part  of  Tenant's
               obligations under this Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property (as defined in Section 7.1 below) in good condition, ordinary wear and tear excepted, consistent with prudent Nursing Home industry practice.

                    5.1.3 Required Capital  Expenditures . Without
               limiting Tenant's obligations to maintain the Premises under this Lease, within thirty (30) days of the end of each Lease Year starting with the end of the third (3rd) Lease Year during the Initial Term, Tenant shall provide Landlord with
               evidence  satisfactory  to   Landlord,  in  the   reasonable
               exercise of Landlord's discretion, that the Tenant has spent on Capital Expenditures (as hereinafter defined) an annual, average amount over the preceding three (3) year period in each case of at least $500 per Facility bed (the "Capital Expenditure Target"). If the Tenant fails to make at least the Capital Expenditure Target in any Lease Year, Tenant shall pay to
               Landlord the difference between the Capital Expenditures Target for the Lease Year in question and the amount actually spent by the Tenant on Capital Expenditures in such year (the "Shortage"). In the event a Shortage occurs, Tenant shall pay such Shortage in nine (9) equal monthly installments to Landlord commencing on the first (1St) day of the fourth (4th) month immediately following the Lease Year in question; and the Landlord, or its lender, National Health Investors, Inc., a Maryland corporation ("NHI") shall hold the Shortage in a separate deposit account (the "Capital Improvement Reserve"). Absent the occurrence and continuation of any Event of Default, any earnings on the Capital Improvements Reserve shall be paid quarterly to the Tenant. If the Tenant elects or is required to spend more than the Capital Expenditure Target in any subsequent Lease Year, Tenant may use funds from the Capital Improvement Reserve to pay such costs subject to the terms and conditions specified in that certain Capital Improvement Reserve Agreement by and between Landlord, NHI and Tenant of even date herewith. Any Capital Expenditures made by
               Tenant  in  any  Lease  Year  in   excess  of  the  Capital
               Expenditure  Target  shall   be  credited   against  future
               obligations of Tenant to make Capital Expenditures, and in no event shall Tenant be required to fund further Shortages at any time that the balance of the Capital Improvement Reserve together with the like reserve under the Holyoke Lease (as defined below) is equal or greater than $500,000, all as more particularly set forth in the foregoing Capital Improvement Reserve Agreement.

                      5.1.3(a)  "Capital  Expenditures"   means,  for   any
                  period, the aggregate amount (without duplication) of all expenditures made by Tenant during the period in connection with the Facility, whether paid in cash or other consideration, to acquire fixed or capital assets or make repairs, renovations or improvements to the Facility that in accordance with GAAP would be classified as Capital Expenditures.

               5.2 Regulatory Compliance.

                    5.2.1 Tenant covenants that during the Term, Tenant and the Premises shall comply with all federal, state and local licensing and other laws and regulations applicable to Nursing Home facilities as well as with the certification requirements of Medicare and Medicaid (or any successor program). Further, Tenant shall ensure that the Premises continue to be licensed as a Nursing Home beds at all times certified for participation in Medicare and Medicaid (or any successor program) throughout the Term and at the time the Premises are returned to Landlord at the termination thereof, all without any suspension, revocation or decertification, and without any penalty which is not fully satisfied, or material limitation which is not removed, within sixty (60) days from the imposition thereof (or such lesser time period as may be required by the relevant program). Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises.

                    5.2.2 During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or
               subtenant  to  Landlord  or   Landlord's  designee  at  the
               expiration or earlier termination of the Term in accordance herewith.

               5.3 Permitted Use. Tenant shall continuously use and occupy the Premises during the Term, solely as a Nursing Home licensed for not less than one hundred twenty (120) beds, except in the event of a casualty or taking. Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to any applicable law, nor permit any waste in or with respect to the Premises.

               5.4 No Liens: Permitted Contests. Tenant shall not cause
          or permit any liens, levies or attachments to be placed or assessed against the Premises or the operation thereof for any reason (expressly excluding the security interests permitted under Section 7.2.2 hereof). However, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 5.4 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

               5.5 Alterations by Tenant . Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that any structural alterations, improvements, replacements, expansions or modifications in excess of One Hundred Thousand Dollars ($100,000) which are not required to comply with applicable law or the provisions of Section 5.1.3 of this Lease shall require the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on-going licensing, Medicare or Medicaid (or any successor program) or other regulatory requirement or otherwise shall be borne solely and exclusively by Tenant and shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body, third party payor or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord.


          6. Condition of Premises, Option to Purchase, Renewal Term, Etc.

               6.1 Condition And Title Of Premises. Tenant accepts the Premises for use as a Nursing Home under this Lease on an "AS IS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord other than as expressly set forth in that certain Agreement to Lease dated March~ 1997 between Landlord and Tenant (the "Agreement to
          Lease"). Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory

               6.2 Option to Purchase the Premises . Provided no Event of Default (as defined in Section 10 below) has occurred and is continuing as of the Tenant's exercise of its option to purchase the Premises pursuant to this Section 6.2 or at the closing date established to consummate the purchase of the Premises pursuant to the Tenant's exercise of such option (except as provided in Section 6.2.2(c) below), Tenant shall have the option to purchase the Premises upon the following terms and conditions:

                    6.2.1 At any time during the Initial Term before the close of business on that date which is thirty (30) days prior to the third (3rd) anniversary of the Commencement Date, the Tenant may exercise its option to purchase all but not less than all of the Premises by giving Landlord written notice thereof.

                    6.2.2 The purchase price (the "Purchase Price") for both the Premises and the Holyoke Premises (as defined in
               Section 6.4 below) shall be equal to $1,500,000 (the "Closing Payment") payable as follows plus Tenant's assumption of the then outstanding balance of the NHI Indebtedness (as hereinafter defined):

               (a)      The Tenant  shall tender a  portion of the  Closing
                    Payment in an amount not less than $750,000 in cash, with the balance of the Closing Payment to be paid to the Landlord in the form of a purchase money promissory note providing for the following principal terms all as more particularly set forth in the Promissory Note attached hereto as
                    Schedule 6.2.2 (the "Seller Note"):

                    (i)      annual  interest rate of  8% during the  first
                         year thereof, and an annual interest rate of ten percent (10%) thereafter until maturity;

                    (ii)       payable  in  equal monthly  installments  of
                         principal and interest based on a ten (10) year amortization schedule;

                    (iii)  the outstanding balance of the Seller Note shall
                        be due in full on _________ 2007;

               The foregoing indebtedness shall be secured by (x) mortgages in form and substance reasonably satisfactory to Tenant and its counsel encumbering the Premises and the Holyoke Premises, which mortgages shall be subordinate in all respects to the NHI Indebtedness or any other indebtedness incurred by Tenant in substitution thereof and
               (y) guaranties from Guarantor in the form attached hereto as Schedule 6.2.2(a). The Purchase Price shall be allocated among the Premises, the Holyoke Premises, the personal property located thereon and certain other assets incorporated therein as set forth in the Agreement to Lease.

               (b)All of Landlord's rights and obligations in and with respect to the NHI Indebtedness including, in particular, and without limitation, all so-called reserve accounts, and all rights to receive the Additional Funds (as defined in Section 17.3 below) shall be assigned to Tenant on the closing date set forth below, and all obligations thereunder shall be assumed by Tenant as of such date, all as more particularly set forth in the Assignment and Assumption Agreement attached hereto as Schedule 6.2.2(b).

               (c)     If an Event of  Default may be cured by the  payment
                    of money, Tenant may exercise its option to purchase the Premises provided that Tenant pays all amounts necessary to cure any such Event of Default simultaneously with the
                    closing  of  such   purchase  transaction,  including,
                    without limitation, any outstanding Total Rent then due and owing Landlord.

               6.2.3 Once the Purchase Price is established pursuant to the above, Landlord as seller and the Tenant as buyer shall within seven (7) days after such determination establish an escrow to consummate such purchase with Landlord's counsel on the following terms: (i) the form of escrow instructions to be then signed by Landlord and the Tenant and all other documents delivered in connection with any such transfer of the Premises shall not provide for any representations or warranties regarding the Premises (without affecting any representations or warranties contained in the Agreement to Lease) nor any due diligence or other contingencies in favor of the Tenant, (ii) the Purchase Price shall be payable as provided above and on the closing date established by Tenant at a date prior to the third (3rd) anniversary of the Commencement Date, (iii) the transaction costs shall be allocated between the parties in accordance with customary practices, (iv) at close, Landlord shall deliver title to the Premises to the Tenant or its designee subject only to the Permitted Exceptions (as defined below), (v) the sale escrow instructions shall provide for a deposit equal to five percent (5%) of the Closing Payment and shall provide that the deposit may be retained by Landlord as liquidated damages in the event of any breach by the Tenant of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Landlord1s damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Landlord's damages by reason of a breach of this Lease) or in the alternative, Landlord may elect to pursue its rights and remedies in equity, including, without limitation, Landlord's right to sue for specific performance of Tenant's obligation to acquire the Premises pursuant to this Section 6.2, and (vi) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to Landlord and Tenant. As used in this Lease the "Permitted Exceptions" shall consist solely of those title matters set forth on Exhibit D hereto or any other encumbrances (i) approved in writing by Tenant in its sole discretion, or (ii) created by or through the acts or omissions of Tenant including, without limitation, any tax liens or other encumbrances resulting from Tenant's failure to fulfill its obligations to pay all taxes and other amounts due and owing under this Lease. In the event of a breach by Landlord of its obligation to convey the Premises under this Section 6.2, the Tenant shall be entitled to sue for specific performance thereof or, in the alternative, immediately recover its deposit against the Purchase Price. Moreover, in the event either party breaches its obligations under this Section 6.2, the prevailing party in any resulting litigation, regardless of whether the same is prosecuted to judgment, shall be entitled to recover its enforcement expenses, including reasonable attorney's fees and court costs, in addition to its other damages.

               6.3 Renewal Term. If the Tenant elects not  to exercise
          its option to purchase the Premises under Section 6.2 or if the Tenant fails to close the escrow for any reason other than a breach by Landlord, then the Initial Term shall automatically be extended and renewed for an additional period of five (5) years (the "Renewal Term"). The Additional Rent and Minimum Rent during the Renewal Term shall be calculated as provided in Section 2.3 and determined in all events by that date which is not later than one hundred eighty (180) days prior to the expiration of the Initial Term.

               6.4 Holyoke Lease. Notwithstanding the foregoing or any other provision hereof, it shall be a condition of the exercise of any of its purchase rights under this Lease that Tenant shall have previously, or simultaneously with its exercise hereunder, exercised similar purchase option rights under that certain lease agreement (the "Holyoke Lease") of even date herewith between Tenant and Buckley Nursing Home, Inc., a Massachusetts corporation and a party to the Agreement to Lease ("Buckley") with respect to that certain Nursing Home facility owned by Buckley and located in Holyoke, Massachusetts (the "Holyoke Premises").

          7. Landlord and Tenant Personal Property.


               7.1 Tenant Personal Property.  At  its sole  expense,
          Tenant shall install, affix or assemble or place on the Premises all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "Tenant Personal Property"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However, if there is any Event of Default, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord, convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

               7.2 Landlord's Security Interest.

                    7.2.1 The parties intend that if Tenant defaults under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property (as defined in Section
               7.4 below) so that Landlord or its designee can operate or re-let the Premises intact for use as a Nursing Home.

                    7.2.2 Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and, to the extent permitted by law (subject to the obligation of Tenant to fully cooperate in connection therewith), in and to the Intangible Property and any and all products and proceeds thereof, in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible Property. The security interest granted to Landlord in this Section 7.2.2. is intended by Landlord and Tenant to be subordinate to (i) the security interest granted of even date herewith in and to Tenant's accounts receivable granted to HCFP Funding, Inc. (the "Working Capital Lender"), and securing the obligations of Tenant to the Working Capital Lender in an amount not to exceed $1,000,000 in the aggregate (when taken together with all security interests granted by Tenant in its accounts receivable to parties other than Buckley with respect to the Holyoke Lease), (ii) any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, to give Landlord a reasonable time following such notice to cure any such default and to consent to Landlord's written assumption of such lease or financing arrangement upon Landlord's curing of any defaults thereunder, and (iii) shall be subordinated in the future with respect to any security interest granted in and to Tenant's accounts receivable in the event Tenant enters into a financing arrangement whereby its accounts receivable are pledged or otherwise encumbered in an amount not to exceed $1,000,000 in the aggregate when taken together with all security interests granted by Tenant in its accounts receivable as provided in clause (i) above and then in effect. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

               7.3 Financing Statements. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant. Tenant shall pay all fees and costs that
          Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

               7.4 Intangible Property . The term " Intangible Property" means all of Tenant's accounts, proceeds of accounts, rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, choses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including without limitation, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant. The word "accounts" above shall include, without limitation and to the extent assignable, accounts to be paid by Medicaid or Medicare (or successor programs).

               8. Representations And Warranties . Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

               8.1 Due Authorization And Execution . This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

               8.2  Due  Organization.  Landlord  and   Tenant  are   duly
          organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of the applicable party under this Lease within the Commonwealth of Massachusetts.

               8.3 No Breach of Other Agreements. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party.

          9. Financial. Management and Regulatory Reports.


               9.1 Monthly Facility Reports. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly unaudited financial reports, reviewed and certified by Tenant's Chief Financial Officer, to Landlord consisting of a balance sheet, income statement (including in-patient and outpatient revenues), together with an aged accounts receivable report and reports listing licensed beds, average daily census, admission and length of stay and payor mix concerning the business conducted at the Premises. Without limitation, such reports shall clearly state Gross Revenues for the applicable period.

               9.2 Quarterly Financial Statements . Within sixty (60) days of the end of each of the first three quarters of each calendar year during the Term, Tenant shall deliver the quarterly, unaudited financial statements of Tenant, reviewed and certified by Tenant's Chief Financial Officer to Landlord, together with (i) an aged accounts receivable report in form and substance reasonably satisfactory to Landlord, and (ii) a Certificate of Compliance in the form attached hereto as Exhibit E.

               9.3  Annual Financial Statements. Within ninety (90) days
          of each calendar year end during the Term, Tenant shall deliver to Landlord its audited annual financial statements, in each case certified in a manner acceptable to Landlord by independent certified public accountants of recognized national standing reasonably acceptable to Landlord, together with a report by such accountants to the effect that, in making such annual report, such accountants have not become aware (without special investigation) of any Event of Default, or event which, after notice of lapse of time, would constitute an Event of Default. Moreover, if Tenant becomes subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") or produces audited financial statements for the SEC or any other purpose during the Term, Tenant shall promptly deliver such audited financial statements to Landlord.

               9.4 Accounting Principles. All of the reports and statements required hereby shall be prepared in accordance with GAAP and Tenant's accounting principles consistently applied.

               9.5  Regulatory Reports. In addition, Tenant shall within
          five (5) business days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspections and other reports received by Tenant as to the Premises and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs) certification surveys and life safety code reports. Within five
          (5) business days of receipt of any written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare or Medicaid (or successor programs), any suspension, termination or restriction placed upon Tenant or the Premises, the operation of business thereon or the ability to admit patients, or any violation of any other permit, approval or certification in connection with the Premises or its business, by any federal, state or local authority including without limitation Medicare or Medicaid (or successor programs) Tenant shall provide Landlord with a copy thereof.

               9.6 Miscellaneous Reports. Tenant shall also deliver the following items to
          Landlord:

                    (a) Capital Expenditure Compliance  Certificate .
               Within sixty  (60) days  after the  end of  each Lease  Year
               following  the  third  (3rd)   Lease  Year,  a   Certificate
               certified by
               Tenant's Chief Financial Officer demonstrating compliance with the Capital Expenditure requirements of Section 5.1.3 hereof,

                    (b) Event of Default Notices. Promptly after Tenant
               obtains actual knowledge thereof, notice of the occurrence of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default, together with a statement setting forth details of such Event of Default or event and the action that Tenant has taken and proposes to take with respect thereto;

                    (c)  Guarantors Reports. A current Financial
               Statement of the Guarantor updated each Lease Year during the Term of this Lease;

                    (d) Malpractice Matters. Promptly upon Tenant's receipt, written notice of the filing of any medical malpractice action against Tenant seeking damages in excess of One Hundred Fifty Thousand and No/100 Dollars
               ($150,000.00);

                    (e) Working Capital Account. Promptly upon Tenant's receipt, copies of the monthly bank statements for the (i) working capital accounts, and (ii) unconditional line(s) of credit from Working Capital Lender(s) designated for the sole use of Tenant in connection with the Nursing Homes located at the Premises and the Greenfield Premises, which items are used to satisfy the working capital requirements with respect to the NHI Indebtedness; and

                    (f) Other Information. Such other information about Tenant or the Facility as Landlord may reasonably request from time to time.

          10. Events of Default and Landlord's Remedies.


               10.1 Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("Event of Default"):

                    10.1.1 The failure to pay within ten (10) calendar days of the date when due any Minimum Rent, Additional Rent, taxes or assessments, utilities, premiums for insurance or other charges or payments required of Tenant under this Lease;

                    10.1.2 A breach of any of the representations, warranties or covenants in favor of Landlord as set forth in the Agreement to Lease, any guaranties or other agreements of even date herewith relating to the transactions contemplated hereby, which breach continues beyond any applicable period of notice and grace, if any;

                    10.1.3 The occurrence of any Event of Default under, and as defined in, the Holyoke Lease.

                    10.1.4 Any material misstatement or omission of fact in any written report, notice or communication from Tenant, or any Guarantor to Landlord with respect to Tenant, any Guarantor, or the Premises;

                    10.1.5 An assignment by Tenant, or any Guarantor of all or substantially all of its property for the benefit of creditors;

                    10.1.6 The appointment of a receiver, trustee, or liquidator for Tenant, or any Guarantor, or any of the property of Tenant or any Guarantor, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that such party intends to cause such appointment to be discharged or such party does not thereafter diligently prosecute such discharge to completion within thirty (30) days after the date of such appointment;

                    10.1.7     The filing  by Tenant or any Guarantor of  a
               voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant, or Guarantor by any other party and Tenant or Guarantor, as the case may be, does not within three (3) business days of any such filing inform Landlord in writing of its intent to cause such petition to be dismissed, or if Tenant or Guarantor does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed in any event within ninety (90) days after filing thereof,

                    10.1.8 The failure to perform or comply with any other term or provision of this Lease not requiring the payment of money, including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises or the breach of any representation or warranty of Tenant in this Lease; provided, however, the default described in this Section
               10.1.10 is curable and shall be deemed cured, if: (i) within three (3) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses diligent efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's receipt of a notice of default from Landlord;

                    10.1.9 There shall be no cure period in the event of the breach by Tenant of (i) the obligation to provide replacement policies of insurance as required in Section 4.1 above, the provisions of Section 22 below with respect to assignments and other related matters; and

                    10.1.10 All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

                    10.1.11     Liquidated  Damages .  Notwithstanding  the
               foregoing or any other provision hereof or contained in the Holyoke Lease to the contrary, upon the occurrence of an Event of Default, the Tenant may elect, by written notice to the Landlord at any time following such occurrence, to acquire the Premises (together with the Holyoke Premises) and pay to the Landlord, as liquidated damages, the Purchase Price (as defined and described in Section 6.2 above) together with any amount of Total Rent or other charges then due under this Lease (prior to any exercise of Landlord's remedies pursuant to Section 10.2 hereof and exclusive of
               any  payment  obligations   set  forth  therein)   provided,
               however, that if a default then exists under and with respect to the NHI Indebtedness such that NHI will not permit the same to be assumed by the Tenant as anticipated under Section 6.2, then the portion of the Purchase Price equal to the Current Indebtedness (as defined in Section
               17.2 below) shall be due and payable in cash upon the closing of such transaction. Landlord shall accept the foregoing payments by the Tenant as liquidated damages and Landlord's sole remedy for any such Event of Default provided that the same is paid to the Landlord no later then ninety (90) days following Tenant's notice, as aforesaid, whereupon Landlord shall convey the Premises and the Holyoke Premises to the Tenant in accordance with the applicable provisions of Section 6.2 including, without limitation, the provisions governing the Seller Note.

               10.2 Remedies. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the Commonwealth of Massachusetts available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Personal Property and Intangible Property all remedies granted under the laws of the Commonwealth of Massachusetts to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                    10.2.1 Sue for the specific performance of any covenant of Tenant under this Lease as to which Tenant is in breach:

                    10.2.2 Upon compliance with the requirements of applicable law, Landlord may do any of the following: enter upon the Premises, terminate this Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including without limitation all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

                    10.2.3 Elect to leave this Lease in place and sue for rent and/or other money damages as the same come due;

                    10.2.4 Before or after repossession of the Premises pursuant to Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, on such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting. Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, contractors, agents and brokers;

                    10.2.5 Sell the Tenant Personal Property in a nonjudicial foreclosure sale pursuant to the procedures therefor provided under the Uniform Commercial Code, as enacted in the Commonwealth of Massachusetts.

                    10.2.6 For the purpose of calculating rent loss damages payable to Landlord, Additional Rent for all periods after an Event of Default shall be calculated based on the higher of actual Gross Revenues or extrapolated Gross Revenues based on Gross Revenues generated prior to the Event of Default.

               10.3 Receivership. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to secure a court-appointed receiver to take possession of the Premises, to collect the rents, issues, profits and income of the Premises, and to manage the operation of the Premises. Tenant further acknowledges that the revocation, suspension or material limitation of the certification of the Premises for provider status under Medicare or Medicaid (or successor programs) and/or the revocation, suspension or material limitation of the license of the Premises as a Nursing Home under the laws of the Commonwealth of Massachusetts will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Lease, Tenant hereby consents to the appointment of such a receiver to enter upon and take possession of the Premises, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the Nursing Home license and provider certification of the Premises or to otherwise substitute the licensee or provider thereof. The receiver shall be entitled to a reasonable fee for its services as a receiver. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Lease. Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

               10.4 Late Charges . Tenant acknowledges that the late payment of any Minimum Rent or Additional Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Minimum Rent or Additional Rent is not paid within ten (10) calendar days after the due date for such rent payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to five percent (5%) of the amount of any installment of Minimum Rent or Additional Rent not paid on the due date. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

               10.5 Remedies Cumulative: No Waiver. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord or Tenant to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant or Landlord, as the case may be. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord or Tenant, as the case may be.

               10.6 Performance of Tenant's Obligations by Landlord. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may (but shall be under no obligation to), without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary there for. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the per annum rate equal to the Bank of America reference rate plus 5% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

          11.     Additional Purchase Rights and Obligations.

               11.1      Purchase Obligations. Tenant shall be obligated to
          purchase  the   Premises  from   Landlord  upon   the   following
          conditions:

                    11.1.1 At any time during the Initial Term before the close of business on that date which is thirty (30) days prior to the third (3rd) anniversary of the Commencement Date, Landlord shall have the right to put the Premises (together with the Holyoke
               Premises) to the Tenant provided that Tenant has met all requirements for the advance of the Additional Funds (as defined in Section 17 hereof) by NHI, as evidenced by the financial reports prepared by Tenant and submitted to Landlord in accordance with Section 9 hereof, and provided, further that NHI has approved the same and committed in writing to provide such funding. If Landlord exercises such right, Tenant shall purchase the Premises (together with the Holyoke Premises) for the Purchase Price set forth in
               Section 6.2 hereof. The Purchase Price shall be payable as provided in Section 6.2.2 and all other terms and conditions of the conveyance of the Premises and the Holyoke Premises to Tenant provided in Section 6.2 shall apply to any exercise of the Landlord's rights under this
               Section 11.1.1 including, without limitation, the provisions governing the Seller Note and Landlord's simultaneous exercise of its similar rights under the Holyoke Lease. At the closing of the foregoing transaction, Tenant shall also pay to Landlord all amounts of Total Rent and other charges then due under this Lease and cure any Event of Default then continuing which is curable by the payment of money.

                    11.1.2 At any time following the determination of Minimum Rent for the Renewal Term in accordance with Section 2.3, through the expiration of the first Lease Year of the Renewal Term (i.e., the eleventh (11th) Lease Year), Landlord shall have the right to put the Premises to Tenant. If Landlord exercises such right, Tenant shall purchase the Premises together with the Holyoke Premises from Landlord for a cash price equal to $1,500,000 plus the Current Indebtedness (as defined below) as of the closing date set forth below. Within one hundred twenty (120) days of Landlord's exercise of its put under this Section 11.1, such purchase shall be consummated and the Landlord shall deliver title to the Premises to Tenant subject only to the Permitted Exceptions. At the closing of the foregoing transaction, Tenant shall also pay to Landlord all amounts of Total Rent and other charges then due under this Lease and cure any Event of Default then continuing which is curable by the payment of money.

               It shall be a condition of Landlord's exercise of any of its rights under this Section 11.1 that simultaneously therewith Buckley shall have exercised its similar put rights under the Holyoke Lease.

               11.2 Additional Purchase Option. At anytime following the determination of the Minimum Rent for the Renewal Term in accordance with Section 2.3, through the expiration of the first Lease Year of the Renewal Term (i.e. the eleventh (11th) Lease
          Year), Tenant shall have the right to purchase the Premises (together with the Holyoke Premises) from Landlord for a cash price equal to $1,500,000 plus the Current Indebtedness as of the closing date set forth below. Such purchase shall be consummated and Landlord shall deliver title to the Premises to Tenant, subject only to the Permitted Exceptions, on a date set therefor by Tenant provided that such date shall not in any event be later than one hundred twenty (120) days after the expiration of the eleventh (11th) Lease Year. All other terms and conditions set forth in Section 6.2 for such conveyance shall apply to Tenant's exercise of its option rights under this Section 11.2, including in particular and without limitation, that Tenant shall have simultaneously exercised (and consummated) its similar purchase rights under the Holyoke Lease. At the closing of the foregoing transaction Tenant shall also pay to Landlord all amounts of Total Rent and other charges then due under this Lease and cure any Event of Default then continuing which is curable by the payment of money.

          12.     Damage by Fire or Other Casualty.

               12.1 Reconstruction Using Insurance. In the event of the damage or destruction of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same to a like or better condition than existed prior to such damage or destruction, to the extent legally permitted to do so. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the Premises pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds.

               12.2 Surplus Proceeds . If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant provided that if any Event of Default then exists which may be cured by the payment of money, any such surplus insurance proceeds shall first be applied to curing any such Event of Default.

               12.3 No Rent Abatement . The rent payable under this Lease shall not abate by reason of any damage or destruction of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.

          13.     Condemnation.

               13.1 Complete Taking . If during the Term all or substantially all of the Premises is taken or condemned by any competent public or quasi-public authority, then Tenant may, at Tenant's election, made within thirty (30) days of such taking by condemnation, terminate this Lease, and the current Minimum Rent and Additional Rent shall be prorated as of the date of such termination. The award payable upon such taking shall be allocated as follows:

               (i)       first to  any Minimum  Rent or  other charges  due
                    Landlord hereunder;

               (ii)     then to the Current Indebtedness;

               (iii)      upon  satisfaction of  the Current  Indebtedness,
                    Landlord shall receive a portion of the remainder of such award up to a maximum of $1,500,000; and

               (iv)   the  balance, if  any,  remaining shall  be  paid to
                    Tenant.

          Any amounts received  by Landlord pursuant  to this Section
          13 shall in all events be credited against the monies due Landlord in connection with any conveyance of the Premises under this Lease (or the Holyoke Premises under the Holyoke Lease); and notwithstanding any provision hereof or contained in the Holyoke Lease to the contrary, upon a taking of the Premises under this Section 13, Tenant shall have the absolute right to elect anytime thereafter to acquire the Holyoke Premises in accordance with the provisions of Section 6.2 thereof.

               13.2 Partial Taking. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of the Premises, the Minimum Rent and Additional Rental thereto shall be abated to the same extent as the diminution in the fair market value of the Premises by reason of the condemnation. Such diminution in the fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty (30) days of the effective date of the condemnation the same will be determined by appraisal pursuant to Exhibit "C" attached hereto. Any amounts awarded for a partial taking under this Section 13.2 shall be allocated and credited as provided in Section 13.1 above provided that such award shall first be made available to Tenant and used to restore the Premises for the Permitted Uses.

               13.3 Lease Remains in Effect. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

          14. Provisions on Termination of Term.

               14.1 Surrender of Possession. Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Landlord the Premises (including all patient charts and records along with appropriate patient consents) in good condition and repair, ordinary wear and tear excepted.

               14.2 Removal of Personal Property. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord Personal Property (including the Landlord Personal Property replaced by Tenant or required by the Commonwealth of Massachusetts or any other governmental entity to operate the Premises for the purpose set forth in Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

               14.3 Title to Personal Property Not Removed. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

               14.4 Management of Premises. Upon the expiration or earlier termination of the Term, Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with
          Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the facility, and Tenant shall comply with all requests for an orderly transfer of the Nursing Home license, Medicare and Medicaid (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord. In the event Landlord elects not to assume the foregoing responsibilities and continue the operation of the Facility upon such expiration of the Term, Tenant shall be solely responsible for relocating all residents of the Premises as may be required by applicable laws then in effect.

               14.5       Correction of Deficiencies . Upon termination  or
          cancellation of this Lease, Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct all deficiencies of a physical nature identified by the Massachusetts Department of Health and/or the Massachusetts Department of Human Services or any other government agency or Medicare or Medicaid (or any successor program) providers in the course of the change of ownership inspection and audit.

               15. Notices and Demands. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be deemed to have been properly given when sent by (a) United States certified or registered mail, return receipt requested, postage prepaid (b) overnight delivery service with proof of delivery, or
          (c) electronic transmission with confirmation of receipt, addressed as follows:

          (a)     if to Tenant, addressed to:

                    OASIS Healthcare, Inc.
                    250 Boylston Street
                    Chestnut Hill, MA 02167-2001
                    Attn:     Scott Schuster
                    Fax No. (617)630-4452

                    (i)     Posternak, Blankstein & Lund
                            100 Charles  River Plaza
                            Boston, MA 02114
                            Attn:  Gerald J. Billow, Esq.
                            Fax No.(617) 367-2315

          or at such other address as Tenant from time to time may have designed by written notice to Landlord,

          (b)
                         if to Landlord, addressed to:

                         Greenfield Associates Real Estate Trust
                         124 Wooddiff Drive
                         Westfield, MA 01085
                         Attn:     William Hartt, Trustee
                         Fax No.

          with a copy to:

                         Behar & Kalman
                         Six Beacon Street
                         Boston, MA 02108-3802
                         Attn:     Kenneth Behar, Esquire
                         Fax:     (617) 227-4208

          or at  such  address as  Landlord  may  from time  to  time  have designated by written notice to Tenant. Refusal to accept delivery shall be deemed delivery. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof: Notice to any one co-Tenant shall be deemed notice to all co-Tenants. All notices of any kind given or made as aforesaid shall be deemed to have been given and received on the second (2nd) business day following the post marked date of the mailing thereof, or upon receipt when sent by overnight courier service or upon confirmation of receipt if sent by electronic transmission.

               16. Right of Entry: Examination of Records. Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason including, without limitation, Tenant's default under this Lease, or to exhibit the Premises for sale, lease or mortgage financing, or posting notices of default, or nonresponsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with patients, patient care, or any other of Tenant's operations. During normal business hours, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Premises, whether kept at the
          Premises or at some other location, including, without limitation, Tenants financial records.

               17.     NHI Indebtedness: No Further Encumbrances, Etc.

                    17.1       Encumbrance. Without the  written consent of
               Tenant in each instance, which consent may be granted or withheld in Tenant's sole and absolute discretion,
               Landlord shall not, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise with the exception of the NHI Indebtedness (as defined below). Any such Encumbrance allowed by the Tenant (including, in particular, the NHI Indebtedness) shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred under this Lease, Tenant's rights hereunder, including but without limitation (i) Tenant's right of quiet enjoyment provided in Section 18, and (ii) the Tenant's purchase options provided in Section 6.2 and Section 11.2 shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise.

                    17.2 NHI Indebtedness . As used in this Lease, the "NHI Indebtedness" shall mean, collectively, all obligations of Landlord to NHI as set forth in that certain Loan Agreement between Landlord and NHI of even date herewith (the "Loan Agreement") and certain other documentation relating thereto and evidencing a loan to Landlord in the original principal amount of $10,000,000. The principal balance outstanding under the Loan Agreement from time to time is sometimes referred to in this Lease as the "Current Indebtedness".

                    17.3 Additional Funds. The Loan Agreement provides for, among other matters, an additional advance of funds by NHI up to a maximum amount of $1,000,000 (the "Additional Funds"). Except in connection with the exercise of its put rights under Section 11.1 hereof, Landlord agrees not to exercise its rights to the Additional Funds and thereby increase the NHI Indebtedness without the written consent of Tenant, which consent may be granted or withheld in Tenant's sole and absolute discretion.

                    17.4 Landlord's Contribution. On the Commencement Date, Landlord shall contribute a portion of the proceeds of the NHI Indebtedness to Tenant equal to the amount set forth as the "Landlord's Contribution" in the Settlement Statement delivered in connection with the closing of the NHI Indebtedness for Tenant's use in connection with its Nursing Home operations at, and anticipated improvements to, the Premises and the Holyoke Premises (the "Landlord's Contribution"). The Landlord's Contribution may be used in any manner the Tenant deems necessary or advisable (so long as the same is in compliance with all documents evidencing the NHI Indebtedness) and may be allocated between the Premises and the Holyoke Premises as determined by the Tenant in its sole and absolute discretion.

               18. Quiet Enjoyment. So long as there is no Event of Default by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the Premises as referred to in Sections 12 and 13 hereof).

               19. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws rules of such state.

          20.     INTENTIONALLY DELETED

          21.  Hazardous Materials.


               21.1 Hazardous Material Covenants. Tenant's use of the Premises shall comply with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall, at its sole expense, promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord, in accordance with all Hazardous Materials Laws and good business practices.

               21.2 Tenant Notices to Landlord. Tenant shall promptly advise Landlord in writing of:

                    21.2.1 any Hazardous Materials Claims against Tenant or the Premises,

                    21.2.2 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws,

                    21.2.3 Tenant's discovery of any occurrence or condition on or in the vicinity of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials.

               21.3 Environmental Activities shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises. Nothing contained in the foregoing or elsewhere in this Section 21 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation or warranty given by Tenant to Landlord with respect to Hazardous Materials or environmental matters generally as set forth in the Hazardous Waste Indemnity Agreement of even date herewith from Tenant and Guarantor for the benefit of Landlord.

               21.4 Hazardous Materials shall mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or would cause the Premises to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing;
          (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of Premises adjacent to or surrounding the Premises.

               21.5 Hazardous Materials Claims shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

               21.6 Hazardous Materials Laws shall mean any laws, ordinances, regulations, rules, orders, guidelines or written policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, Waste disposal and other environmental matters.

               22. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. For the purposes of this Lease, a management or similar agreement shall be considered to be an assignment of this Lease by Tenant. Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, (a) Tenant may without Landlord's consent assign this Lease or sublet the Premises or any portion thereof to a wholly-owned subsidiary of Tenant or Guarantor or to an entity controlling, controlled by or under common control with Tenant or Guarantor, and (b) all of the issued and outstanding capital stock or other ownership interests (collectively, "Ownership Interests") of Tenant may be transferred to one or more trusts or other estate planning vehicles for the benefit of any individual owner of the Ownership Interests and/or his immediate family, or to members of any such individual's immediate family directly, provided that such entity or individual to whom this Lease is assigned fully assumes the obligations of Tenant under this Lease, Tenant remains fully liable under this Lease, any Guarantor remains fully liable with respect to its guaranty of this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such subsidiary shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

               22.1 For the purpose of this Lease, the transfer, assignment, sale, hypothecation or other disposition of any Ownership Interests of Tenant, which results in a change in the Person (as hereinafter defined) which ultimately exerts effective Control (as hereinafter defined) over the management of the affairs of Tenant as of the date hereof, shall be deemed to be an assignment of the Lease. For purposes herein, "Control" shall mean, as applied to any individual, partnership, association, corporation or other entity (collectively, "Person"), the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

               22.2 Notwithstanding anything to  the contrary contained  in
          Section 22 or 22.1 or any other provision of this Lease, none of the following shall constitute an assignment of this Lease or require the consent of Landlord:

                    (i) Any initial or secondary public offering of the Ownership Interests of Tenant.

                    (ii) Any initial or secondary private offering of the Ownership Interests of Tenant, provided that after any such offering more than fifty percent (50%) of the voting Ownership Interests of Tenant shall be owned or controlled by the Guarantor.

                    (iii) The entering into by Tenant of any joint venture, general partnership, limited partnership, limited liability company or other ownership entity in which Tenant or any entity affiliated with Tenant will own more than fifty percent (50%) of the interests therein.

               23. Indemnification. Except with respect to gross negligence or willful misconduct of Landlord (as to which no indemnity is provided) to the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, trustees, shareholders, beneficiaries, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, or damage or any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), the Premises, or the operations of Tenant on the Premises, including without limitation all Environmental Activities on the Premises, all Hazardous Materials Claims, any violation by Tenant of a Hazardous Materials Law with respect to the Premises or any other obligation or liability of Tenant under this Lease or otherwise with respect to Landlord. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at
          Tenant's sole cost and expense with legal counsel satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

               24. Holding Over. If Tenant shall for any reason remain in possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-- month tenancy during which time Tenant shall pay as rental each month, the aggregate of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.

               25. Estoppel Certificates . Each party shall, at any time upon not less than ten (10) business days prior written request by the other, execute, acknowledge and deliver to such requesting party or its designee a statement in writing, executed by an officer or general partner, or trustee as appropriate, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Minimum Rent, Additional Rent and additional charges hereunder have been paid, certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as such party may reasonably request.

               26. Waiver of Jury Trial: Etc. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder. In no event shall any officer, shareholder, employee or agent of Landlord be personally liable for any obligation of Landlord hereunder or otherwise arising in connection with any of the foregoing and Landlord's liability for any such matters shall in all cases be limited to its interest in the Premises, it being the agreement of the parties that neither Tenant, nor anyone claiming by, through or under Tenant shall be entitled to obtain any judgment creating personal liability on the part of Landlord or enforcing any obligations of Landlord against any assets of Landlord other than its interest in the Premises.

               27. Severability. In the event any part or provision of the Lease shall be determined to be invalid or enforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

               28. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

               29. Binding Effect. Subject to the provisions of Section 22 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

               30. Waiver and Subrogation . Landlord and Tenant hereby waive to each other all rights of subrogation which any insurance carrier, or either of them, may have as to the other by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

               31. Memorandum of Lease . Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of the Lease, in form suitable for recording under the laws of the Commonwealth of Massachusetts in which reference to this Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

               32. Incorporation of Recitals and Attachments . The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

               33. Titles and Headings. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

               34. Nature of Relationship: Usury Savings Clause. The parties intend that their relationship shall be that of lessor and lessee only. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant, nor shall this Lease be deemed to be a partnership or venture agreement between Landlord and Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

               35. Joint and Several. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

               36. Survival of Representations, Warranties and Covenants. All of the obligations, representations, warranties and covenants and indemnities of Tenant under this Lease shall survive the expiration or earlier termination of the Term.

               37. Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

               Executed as a Massachusetts instrument under seal as of the date first indicated above.
                                                TENANT:

                                                OASIS HEALTHCARE,

                                                By:
                                                Name:
                                                Its:

                                                LANDLORD:
                                                GREENFIELD ASSOCIATES REAL
                                                ESTATE TRUST


                                                By:
                                                  William M. Hartt, as
                                                  Trustee and not individually


                                                By:
                                                  Marjorie W. Hartt, as
                                                  Trustee and not individually